AMERICAN SKANDIA INVESTMENT SERVICES, INCORPORATED

                                 CODE OF ETHICS

         WHEREAS, AMERICAN SKANDIA INVESTMENT SERVICES, INCORPORATED ("ASISI") is a registered investment advisor under the Investment Adviser's Act of 1940, as amended; and

         WHEREAS, Rule 17j-1 under the Investment Company Act of 1940, as amended ("ICA") requires the investment advisor of a registered investment company to adopt a Code of Ethics; and

         WHEREAS, various sub-advisers, rather than ASISI, make portfolio management decisions with respect to investment companies for which ASISI serves as Investment Manager, and employees, officers, and directors of ASISI generally do not learn of such decisions before the execution of transactions effecting those decisions;

         NOW, THEREFORE, ASISI hereby adopt the following Code of Ethics, as amended, on this 29th day of February, 2000.

                                   DEFINITIONS

         For the purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         (a) "Access Person" means any director, officer, or advisory person of ASISI. The president of ASISI, or his or her designate, will maintain a list of all Access Persons, and will notify each access person in writing that such person is an access person. Once a person has been so identified he or she shall continue to be an Access Person until otherwise notified in writing by the president, or his or her designate, provided, however, if such person is an Access Person solely because he or she is a director of ASISI, such person shall cease to be an Access Person at the time such person ceases to be a director. Each Access Person shall receive a copy of this Code.

         (b)      "Advisory Person" means

                  (i) any director, officer or employee of ASISI (or of any entity in a control relationship with ASISI as defined in (d) hereof) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of a security for a registered investment company under the ICA ("Client Company"), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii) any natural person directly or indirectly owning, controlling, or holding with power to vote, 25% or more of the outstanding voting securities of a registered investment company for which ASISI is the investment advisor, or who obtains information (other than publicly available information) concerning recommendations made by ASISI with regard to the purchase or sale of a security.

         (c)      "Affiliated Persons" or "Affiliates" means

                  (i) any director, officer or employee or Access Person of ASISI or a Client Company, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  (ii) any  account for which any of the  persons  described  in
(c)(i) hereof is a custodian, trustee or otherwise acting a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

                  (iii) any partnership, corporation, joint venture, trust or other entity in which any director, officer or employee of ASISI or a Client Company or Access Person of ASISI or a Client Company directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

     (d) "Control" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

     (e) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, that "security" shall not mean securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     (f) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security. ------------------------------

     (g) "Security held or to be acquired" by a client means any security which, within the most recent fifteen (15) days, (i) is or has been held by a Client Company, or (ii) is being or has been considered by ASISI or a Client Company for purchase by such company.

     (h) "Beneficial ownership of a security" by any person includes securities held by: (a) a spouse, minor children or relatives who share the same home with such person; (b) an estate for such person's benefit; (c) a trust, of which (i) such person is a trustee or such person or members of such person's immediate family have a vested interest in the income or corpus of the trust, or (ii) such person owns a vested beneficial interest, or (iii) such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries; (d) a partnership in which such person is a partner; (e) a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder; (f) any other person if, by reason of  contract,  understanding,  relationship,  agreement  or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or (g) such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time. A beneficial owner of a security also includes any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty
(60) days.

I.       COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND      PROCEDURES

         All directors, officers or employees of ASISI shall have and maintain knowledge of and shall comply strictly with all applicable Federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

         Each director, officer or employee will be given a copy of the Code of Ethics at the time of his or her employment and each Access Person is required to submit a statement at least annually that he or she (1) has reviewed and understands the Code of Ethics, (2) recognizes that he or she is subject to it, and (3) if such Access Person was subject to the Code of Ethics during the past year, has complied with its requirements, including the requirements regarding reporting of personal securities transactions.

         Each director, officer and employee shall comply with all laws and regulations relating to the use of material non-public information. Trading on "inside information" of any sort, or passing on such information or recommendations based on such information, whether obtained in the course of research activities, through a client relationship, contract owner relationship, broker relationship, investment advisor relationship or otherwise, is strictly prohibited.

         All directors, officers or employees of ASISI shall comply strictly with procedures established by ASISI to ensure compliance with applicable Federal and state laws and regulations governmental agencies and self-regulatory organizations. The directors, officers or employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         Each director, officer or employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, ASISI's procedures or the provisions of the Code of Ethics.

         Any director, officer or employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to the Board of Directors of ASISI, or to a person or persons designated by its Board of Directors.

II.      CONFIDENTIALITY OF TRANSACTIONS

         Information relating to the portfolio of a company for which ASISI is the investment advisor, including research and statistical studies, is confidential until publicly available. Whenever statistical information or research is supplied to or requested by a company for which ASISI is the investment advisor, such information must not be disclosed to any persons other than persons designated by the President or the Board of Trustees of the Client Company. If such company is considering a particular purchase or sale of a security for such company, this must not be disclosed except to such duly authorized persons.

         Any officer or employee authorized to place orders for the purchase or sale of securities on behalf of such company shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of securities for the account of such company will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the Securities and Exchange Commission or the Client Company's shareholders in the normal course of business.

         If any director, officer or employee of ASISI or Access Person should obtain information concerning the Client Company's portfolios (including, the consideration by ASISI of acquiring, or recommending any security for the Client Company's portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to ASISI or the Client Company to do so, or such person is specifically authorized to do so by the President of one of ASISI or the Client Company, nor shall such person recommend to others the purchase or sale of securities based on such confidential information.

III.     ETHICAL STANDARDS

         In making any investment recommendation or taking any investment action, each director, officer or employee shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or action.

         No director, officer or employee shall undertake independent practice for compensation in competition with ASISI or a Client Company.

         The directors, officers, employees or Access Persons and their respective affiliates, shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, or the appearance of a conflict of interest, with ASISI or which may be otherwise detrimental to the interests of ASISI or a Client Company.

         No officer, director or employee shall improperly use for such person's personal benefit any knowledge, whether obtained through such person's relationship with ASISI or an investment company or otherwise, of any investment recommendation made or to be made or of any investment action taken or to be taken by ASISI.

         No officer, director or employee shall disclose any non-public information relating to the such Client Company's portfolio or transactions, nor make recommendations to others based on such non-public information, nor shall any officer, director or employee disclose any non-public information relating to the business or operations of such Client Company unless properly authorized to do so.

         Any director, officer or employee having discretion as to the selection of broker-dealers to execute securities transactions for ASISI or a Client Company shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers to ASISI or a Client Company. An officer or employee shall not, directly or indirectly, receive a fee or commission or other compensation or value from any source in connection with the sale or purchase of any security for such Client Company.

         In addition, ASISI shall take all actions reasonably calculated to ensure that it engages broker-dealers to transact business whose partners, officers and employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of this Section III.

         Every director, officer, employee or Access Person of ASISI who own beneficially, directly or indirectly, 1/2% or more of the stock of any corporation is required to report such holdings to the Board of Directors of ASISI.

         Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his responsibilities to another person or entity or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between ASISI on the one hand, and its directors, employees and Access Persons and their respective affiliates, on the other hand, such conflicts may result from the purchase or sale of securities for the account of a Client Company and for the account of any affiliated person or from the purchase or sale of the account of a Client Company of securities in which an Access Person or employee of a Client Company or his or her affiliates has an interest. In these cases, all potential or actual conflicts must be disclosed and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to ASISI or a Client Company.

IV.      ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS

         (a) No Access Person shall recommend to, or cause or attempt to cause, ASISI or a Client Company to acquire, dispose of, or hold any security (including, any option, warranty or other right or interest relating to such security) which such Access Person or an affiliate of such Access Person has direct or indirect beneficial ownership unless the Access Person shall first disclose in writing to his or her Board of Directors all facts reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

         (b) No Access Person shall knowingly purchase or sell any security which said person intends to recommend for purchase or sale by a Client Company until a Client Company has completed all of its intended trades in said security.

         (c) No Access Person or affiliate of such Access Person shall engage in a purchase or sale of a security (including, any option, warrant or other right or interest relating to such security), other than on behalf of ASISI or a Client Company, held or to be acquired by ASISI or a Client Company, unless such transaction is:

     (i) only remotely potentially harmful to ASISI or a Client Company because it would be unlikely to affect trading in or the market value of the security; or

     (ii) non-volitional on the part of the Access Person ; or

     (iii) clearly not related economically to a security to be acquired, disposed of or held by ASISI or a Client Company; or

     (iv) in light of all relevant facts and circumstances, otherwise not disadvantageous to ASISI or a Client Company.

     (d) In order to ensure compliance with Section IV(c) hereof, but subject to the exceptions set forth in Section IV(f) hereof, no Access Person or affiliate of an Access Person shall knowingly engage in a purchase or sale of a security held or to be acquired by a Client Company (other than on behalf of a Client Company) without first obtaining the written authorization of the Board of Directors of ASISI or the designated compliance officer. Such transactions shall not be authorized by the Board of Directors of ASISI or the designated compliance officer, unless it or he shall determine, in its or his discretion, that such transactions would be permissible under Section IV(c) in terms of its effect on the Client Company or are non-volitional on the part of the Access Person.

     (e) If, in compliance with the limitations and procedures set forth in this
Section IV, any Access Person or an affiliate of such person shall engage in a purchase or sale of a security held or to be acquired by a Client Company, first preference and priority must be given to any transactions which involve a Client Company, and a Client Company must have the benefit of the best price obtainable on acquisition and the best price obtainable on disposition of such securities.

     (f) If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the Board of Directors of ASISI or the designated compliance officer in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believe such person is unable to comply with any such provisions. The Board of Directors of ASISI or the designated compliance officer may, in its or his discretion, exempt such Access Person or an affiliate of such person from any such provisions, if it/he shall determine that the services of such Access Person are valuable to the Client Company and the failure to grant such exemptions is likely to cause such Access Person to be unable to render services to the Client Company. Any Access Person granted an exemption (including, an exception for an affiliate of such person), pursuant to this Section IV(e) shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the Board of Directors of ASISI or the designated compliance officer with a written report concerning such transaction, setting forth the information specified in Section VI(b) hereof.

     (g) From time to time, directors, officers or employees of the Client Company or ASISI may establish special or "insider" relationships with one or more issuers of securities (i.e., the director, officer or employee may become an officer or director of an issuer, a member of a creditors committee which engages in material negotiations with an issuer, etc.). In such cases, the Board of Directors of ASISI or the designated compliance officer of the Client Company or ASISI may maintain a restricted list (the "Restricted List") containing the names of issuers whose securities are not eligible for purchase or sale by the Client Company or by Access Persons.

V.       ACTIVITIES AND TRANSACTIONS OF DIRECTORS, OFFICERS OR    EMPLOYEES

         (a)      Rule 17j-1 under the ICA imposes the following obligations:

               (i) No director, officer or employee shall employ any device, scheme or artifice to defraud a Client Company;

               (ii) No director, officer or employee shall make to a Client Company any untrue statement of a material fact or omit to state to such Client Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (iii) No director, officer or employee shall engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Client Company; or

               (iv) No director, officer or employee shall engage in any manipulative practice with respect to a Client Company.

VI.      REPORTING PROCEDURES

         (a) Except as provided by Section VI(c) hereof, every Access Person shall report to the Board of Directors of ASISI or the designated compliance officer of ASISI the information described in Section VI(b) hereof with respect to transactions in any security in which such Access Person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by the Client Company); provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (b) Every report required to be made pursuant to Section VI(a) hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be in the form of Appendix I hereto, and shall contain the following information:

               (i) The date of transaction, the title and the number of shares, and the principal amount of each security involved;

               (ii) The nature of the transaction (i.e., purchase sale or any other type of acquisition or --- disposition);

               (iii) The price at which the transactions was effected, and

               (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

         (c) Notwithstanding the provisions of Section VI(a) and (b) hereof, no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

         (d) All Access Persons and such other persons as the Board of Directors of ASISI shall determine shall supply the Board of Directors of ASISI or the designated compliance officer of ASISI with a list, to be updated on a regular basis, identifying (i) all of their brokerage accounts and all of their affiliated brokerage accounts at any brokerage firm, bank or other concern, and
(ii) their beneficial ownership, directly or indirectly, of 1/2% or more of the stock of any corporation.

(e) All Access Persons shall direct any brokerage firm, bank or other concern at which the Access Person has a brokerage account or affiliated brokerage account to supply the Board of Directors of ASISI or the designated compliance officer of ASISI, on a timely basis, duplicate copies of the confirmation of all securities transactions in such account and copies of all periodic statements for such account.

VII.     REVIEW PROCEDURES

         a. The reports submitted by Access Persons pursuant to Section VI(b) hereof shall be reviewed at least quarterly by the Board of Directors of ASISI or the designated compliance officer of ASISI, or such other persons or committees as shall be designated by the Board of Directors of ASISI, in order to monitor compliance with this Code of Ethics. All failure to comply with this Code of Ethics shall be reported to and reviewed by the Board of Directors of ASISI.

         b. If it is determined by the Board of Directors of ASISI that a violation of this Code of Ethics has occurred and that a person violating this Code of Ethics has purchased or sold a security at a more advantageous price than that obtained by a Client Company, such person shall be required to offer to sell or to purchase from the Client Company, as the case may be, such security at the more advantageous price. If this cannot be consummated, then the Board of Directors of ASISI shall take such other course of action as it may deem appropriate. With respect to any violation of this Code of Ethics, ASISI's directors may take any preventive, remedial or other action which it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between ASISI and any person subject to this Code of Ethics, the Board of Directors of ASISI shall consider all of the relevant facts and circumstances.

VIII.    SANCTIONS

         Persons violating the provisions of this Code of Ethics or any rules thereunder may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions, a letter of censure, or suspension or termination of the employment of such person.

IX.      RECORDKEEPING REQUIREMENTS

         This Code of Ethics, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, and a record of each violation hereof and any action taken as a result of such violation shall be maintained by ASISI as required by Rule 17j-1.